UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 5, 2012, Chelsea Therapeutics International, Ltd. issued a press release announcing its intention to offer, subject to market and other conditions, $20.0 million of its common stock in an underwritten public offering pursuant to its existing shelf registration statement. Leerink Swann LLC is acting as the sole book-running manager for the offering. Needham & Company, LLC and Roth Capital Partners, LLC are acting as the co-managers of the offering. Chelsea intends to grant the underwriters a 30-day option to purchase up to additional 15% of the shares sold in the public offering to cover over-allotments, if any. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 26, 2011, Chelsea filed a prospectus supplement to its registration statement on Form S-3 (No. 333-171628), and on December 29, 2011, filed an amendment to that prospectus supplement (together, the “ATM prospectus supplement”), in each case in connection with a potential at-the-market common equity sales program for the sale of up to $19,750,000 of its common stock. Chelsea has not issued a sales notice or offered or sold any shares, and will not issue a sales notice or offer or sell any shares, in connection with the potential at-the-market program pursuant to the ATM prospectus supplement, which ATM prospectus supplement is deemed terminated.

At December 31, 2011, Chelsea’s cash and short-term investments totaled $45.6 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: January 5, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer

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